Exhibit 10.2

IMS HEALTH INCORPORATED

EXECUTIVE ANNUAL INCENTIVE PLAN

As Amended and Restated December 16, 2008

1.  Purpose of the Plan

The purpose of the Plan is to advance the interests of the Company and its stockholders by providing incentives in the form of periodic cash bonus awards to certain management employees of the Company and its subsidiaries, thereby motivating such employees to attain corporate performance goals articulated under the Plan.

2.  Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a) Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

(b) Award: A periodic cash bonus award granted pursuant to the Plan.

(c) Beneficial Owner: As such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

(d) Board: The Board of Directors of the Company.

(e) Change in Control: The occurrence of any of the following events:

(i)            any Person (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then-outstanding securities;

(ii)           during any period of twenty-four months (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections (2)(e)(i), (iii) or (iv) of the Plan, (B) a director nominated by any Person (including the

Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control or (C) a director nominated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company’s securities) whose election by the Board or nomination for election by the Company’s stockholders was approved in advance by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(iii)          the stockholders of the Company approve any transaction or series of transactions under which the Company is merged or consolidated with any other company, other than a merger or consolidation (A) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 66 2/3% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and (B) after which no Person holds 20% or more of the combined voting power of the then-outstanding securities of the Company or such surviving entity; or

(iv)          the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

(f) Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

(g) Committee: The Human Resources Committee of the Board.

(h) Company: IMS Health Incorporated, a Delaware corporation.

(i) Covered Employee: As such term is defined in Section 162(m) of the Code (or any successor section thereto).

(j) Covered Participant: A Participant who is, or who is anticipated to become, a Covered Employee.

(k) Effective Date: The date on which the Plan takes effect, as defined pursuant to Section 13 of the Plan.

(l) Participant: An employee of the Company or any of its Subsidiaries who is selected by the Committee to participate in the Plan pursuant to Section 4 of the Plan.

(m) Performance Period: The calendar year or any other period that the Committee, in its sole discretion, may determine.

(n) Person: As such term is used for purposes of Sections 13(d) or 14(d) of the Act (or any successor sections thereto).

(o) Plan: The IMS Health Incorporated Executive Annual Incentive Plan.

(p) Shares: Shares of common stock, par value $0.01 per Share, of the Company.

(q) Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

3.  Administration

The Plan shall be administered by the Committee or such other persons designated by the Board.  The Committee may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are each “non-employee directors” within the meaning of Rule 16b-3 of the Act (or any successor rule thereto) and “outside directors” within the meaning of Section 162(m) of the Code (or any successor section thereto).  The Committee shall have the authority to select the employees to be granted Awards under the Plan, to determine the size and terms of an Award (subject to the limitations imposed on Awards in Section 5 below), to modify the terms of any Award that has been granted (except for any modification that would increase the amount of the Award payable to a Covered Participant), to determine the time when Awards will be made and the Performance Period to which they relate, to establish performance objectives in respect of such performance periods and to certify that such performance objectives were attained; provided, however, that any such action shall be consistent with the applicable provisions of Section 162(m) of the Code.  The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan.  The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable.  Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.  Determinations made by the Committee under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated.  The Committee shall have the right to deduct from any payment made under the Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment.  To the extent consistent with the applicable provisions of Section 162(m) of the Code, the Committee may delegate to one or more employees of the Company or any of its Subsidiaries the authority to take actions on its behalf pursuant to the Plan.

4.  Eligibility and Participation

The Committee shall designate those persons who shall be Participants for each Performance Period.  Participants shall be selected from among the employees of the Company and any of its Subsidiaries who are in a position to have a material impact on the results of the operations of the Company or of one or more of its Subsidiaries.  The designation of Participants may be made individually or by groups or classifications of employees, as the Committee deems appropriate.

5.  Awards

(a) Performance Goals.  A Participant’s Award shall be determined based on the attainment of written performance goals approved by the Committee for a Performance Period established by the Committee (i) while the outcome for that Performance Period is substantially uncertain and (ii) no more than 90 days after the commencement of the Performance Period to which the performance goal relates or, if less than 90 days, the number of days which is equal to 25 percent of the relevant Performance Period.  The performance goals, which must be objective with respect to Covered Participants, shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and/or amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on stockholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; (xviii) return on assets; (xix) economic value created; (xx) total shareholder return (stock price appreciation plus dividends and distributions); (xxi) operating management goals; (xxii) execution of pre-approved corporate strategy, (xxiii) operating margin and (xxiv) measures of customer satisfaction and employee satisfaction.  In addition, with respect to Participants who are not Covered Participants, the Committee may approve performance goals based on other criteria, which may or may not be objective.  The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions, units, partnerships, joint venturers or minority investments, product lines or products or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine.  In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items.  The maximum amount of an Award to any Participant with respect to a fiscal year of the Company shall be $3,000,000.

(b) Payment.  The Committee shall determine whether, with respect to a Performance Period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Award.  No Awards will be paid for such Performance Period until such certification is made by the Committee.  The amount of the Award actually paid to a given Participant may be less or, with respect to Participants who are not Covered Participants, more than the amount determined by the applicable performance goal formula, at the discretion of the Committee.  In all cases, the Committee’s determination under this Section 5(b) shall be made, and resulting Awards paid, between January 1 and March 15 following the end of a Performance Period that ends on the last day of the Company’s fiscal year, and shall be made within 75 days following the end of any Performance Period ending at a date other than the last day of the Company’s fiscal year, unless the Committee, at the time the performance goals were set, specified a different date for payment (compliant with Code Section 409A).

(c) Termination of Employment.  If a Participant who is not a Covered Participant dies, retires, is assigned to a different position, is granted a leave of absence, or if the Participant’s employment is otherwise terminated (except with cause by the Company) during a Performance Period, a pro rata share of the Participant’s award based on the period of actual participation may, at the Committee’s discretion, be paid to the Participant after the end of the Performance Period if it would have become earned and payable had the Participant’s employment status not changed.  The Committee may, in its discretion, authorize other payment terms relating to termination of employment, provided that, in the case of an Award that constitutes a deferral of compensation under Code Section 409A, if the timing of payment relates to the termination of employment, then termination of employment means a “separation from service” as defined in Treasury Regulation § 1.409A-1(h).

(d) Compliance with Section 162(m) of the Code.  The provisions of this Section 5 shall be administered and interpreted in accordance with Section 162(m) of the Code to ensure the deductibility by the Company or its Subsidiaries of the payment of Awards.

(e) Compliance with Section 409A of the Code.  Any vesting and payment of Awards provided for hereunder or in a separate agreement between the Participant and the Company shall be subject to the rules for compliance with Code Section 409A set forth in Section 17 of the 1998 Employees’ Stock Incentive Plan (the “ESIP”), and to the terms and provisions of such separate agreement.  Except for provisions necessary to ensure compliance with Code Section 409A, any terms and provisions of such a separate agreement (approved by the Board or an authorized committee of the Board) shall take precedence over inconsistent terms of this Plan and, with respect to such Participant, shall be deemed to amend and supersede this Plan.  All other applicable provisions of Section 17 of the ESIP, including Section 17(i) (providing for reimbursement if tax penalties under Section 409A are imposed on Participants) and Exhibit A to the ESIP (setting forth applicable rules if elective deferrals were to be permitted), shall apply to Awards and rights relating to Awards under this Plan.

(f)  Award Pool.  The Committee may establish an Award pool, which shall be an unfunded pool, for purposes of measuring performance in a specified Performance Period for purposes of Awards.  The amount of such Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 5(a) during the given Performance Period, as specified by the Committee.  The Committee may specify the amount of the Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria, provided that the dollar amount of the Award pool can be calculated based on the level of achievement of the performance goal.  The Committee may specify Awards for any one Participant as a percentage of the Award pool or otherwise in a mathematically determinable way, subject to such terms and conditions as the Committee may specify, provided that the aggregate percentage of the Award pool allocated to Participants may not exceed 100% of the Award pool, and for any Covered Employee the maximum payout from the Award pool shall be specified (and shall be subject to the maximum limitation under Section 5(a) in any event).

6.  Amendments or Termination

The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair any of the rights or obligations under any Award theretofore granted to a Participant under the Plan without such Participant’s consent; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws.  Notwithstanding anything to the contrary herein, the Board may not amend, alter or discontinue the provisions relating to Section 10(b)(ii) of the Plan after the occurrence of a Change in Control.

7.  No Right to Employment

Neither the Plan nor any action taken hereunder shall be construed as giving any Participant or other person any right to continue to be employed by or perform services for the Company or any Subsidiary, and the right to terminate the employment of or performance of services by any Participant at any time and for any reason is specifically reserved to the Company and its Subsidiaries.

8.  Nontransferability of Awards

An Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution.  An Award that constitutes a deferral of compensation under Code Section 409A shall be subject to the restrictions on transferability set forth in Section 17(a)(vii) of the ESIP.

9.  Reduction of Awards

Notwithstanding anything to the contrary herein, the Committee, in its sole discretion (but subject to applicable law), may reduce any amounts payable to any

Participant hereunder in order to satisfy any liabilities owed to the Company or any of its Subsidiaries by the Participant.

10.  Adjustments Upon Certain Events

(a) Generally.  In the event of any change in the outstanding Shares by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange, or any distribution to stockholders of Shares other than regular cash dividends, the Committee in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable, as to any affected terms of outstanding Awards.

(b) Change in Control.  Notwithstanding any other provision in the Plan to the contrary, in the event of a Change in Control, (i) the Committee in its sole discretion and without liability to any person may take such actions, if any, as it deems necessary or desirable with respect to any Award (including, without limitation, (A) the acceleration of an Award, (B) the payment of a cash amount in exchange for the cancellation of an Award and/or (C) the requiring of the issuance of substitute Awards that will substantially preserve the value, rights and benefits of any affected Awards previously granted hereunder) as of the date of the consummation of the Change in Control and (ii) any Participant who, as a result of a Change in Control, receives payments pursuant to a Change-in-Control agreement shall receive, subject to the same terms and conditions under which such payments are made, an amount in cash equal to (A) the annual target bonus under the Plan for the year in which the Change in Control occurs, multiplied by a fraction, (X) the numerator of which equals the number of full or partial days in such annual performance period during which he or she was employed by the Company and (Y) the denominator of which is 365, and (B) the entire target bonus opportunity with respect to all other performance periods in progress under this Plan at the time of his or her termination of employment from the Company.  For purposes of this Section 10(b), payment shall occur at such time (compliant with Code Section 409A) as may be specified by the Committee.  If no valid time of payment is specified, payment shall be within five business days after the Change in Control, except that, in the case of any Award that constitutes a deferral of compensation under Code Section 409A, payment shall occur within five business days after (i) the occurrence of a “409A Change in Control” as defined in the Section 17(a)(v)(A) of the ESIP occurring at the time of or following the Change in Control or (ii) upon occurrence of the Change in Control occurring within 90 days after the 409A Change in Control, but only if the occurrence of the Change in Control is non-discretionary and objectively determinable at the time of the 409A Change in Control (in this case, the Participant shall have no influence on when during such 90-day period the payment shall occur).  If a Change in Control occurs but settlement of an Award that constitutes a deferral of compensation under Code Section 409A does not occur under the preceding sentence, such Award shall be settled at the earliest of (i) the earliest permitted time of settlement that would have applied if the Performance Period continued to its conclusion in the absence of a Change in Control, (ii) occurrence of a 409A Change in Control, or (iii) the Participant’s separation from service, subject to the six-month delay rule as specified in Section 17(a)(iii)(B) of the

ESIP.  If payment is delayed by application of the rules under Code Section 409A, the Company will adjust the cash payment to reflect the deferred settlement date by multiplying the cash amount by the product of the six-month CMT Treasury Bill annualized yield rate as published by the U.S. Treasury for the date on which the award was denominated in cash (or the most appropriate surrogate for such rate if such rate is not available) multiplied by a fraction, the numerator of which is the number of days from and including the date on which the award was denominated in cash until and including the date of payment of such award to the Participant and the denominator of which is 365, and pay such adjusted amount at settlement.

11.  Miscellaneous Provisions

The Company is the sponsor and legal obligor under the Plan and shall make all payments hereunder, other than any payments to be made by any of the Subsidiaries (in which case shall be made by such Subsidiary, as appropriate).  The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to ensure the payment of any amounts under the Plan, and the Participants’ rights to the payment hereunder shall be no greater than the rights of the Company’s (or Subsidiary’s) unsecured creditors.  All expenses involved in administering the Plan shall be borne by the Company.

12.  Choice of Law

The Plan shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York.

13.  Effectiveness of the Plan

The Plan became effective as of July 1, 1998. This amendment and restatement of the Plan shall be effective as of December 16, 2008.